AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended June 30, 2024			Full-Year Ended December 31, 2024
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q2 2024 acquired IPR&D and milestones expense	$—	$3.05	$3.09	$164	$11.13	$11.33
Q2 2024 acquired IPR&D and milestones expense	937	(0.52)	(0.52)	937	(0.52)	(0.52)
Guidance including Q2 2024 acquired IPR&D and milestones expense[a]	$937	$2.53	$2.57	$1,101	$10.61	$10.81

a    The Company's 2024 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the second quarter of 2024, as both cannot be reliably forecasted.

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